UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2021

AMERICAN EXPRESS COMPANY

(Exact name of registrant as specified in its charter)

New York	1-7657	13-4922250
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Vesey Street,

New York, New York 10285

(Address of principal executive offices and zip code)

(212) 640-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares (par value $0.20 per Share)	AXP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On July 27, 2021, American Express Company (the “Company”) announced the launch of a proposed public offering (the “Offering”) of depositary shares (the “Depositary Shares”), each representing a 1/1,000th interest in a share of a new series of Fixed Rate Reset Noncumulative Preferred Shares, Series D, $1.66 2/3 par value per share (the “Preferred Shares”). The Company intends to use the net proceeds from the Offering to partially or fully redeem the outstanding shares of its 5.200% Fixed Rate/Floating Rate Noncumulative Preferred Shares, Series B, $1.66 2/3 par value per share (the “Series B Preferred Stock”), and/or its 4.900% Fixed Rate/Floating Rate Noncumulative Preferred Shares, Series C, $1.66 2/3 par value per share (the “Series C Preferred Stock”).

The pricing of the Offering, and thus whether any redemption of the Series B Preferred Stock and/or the Series C Preferred Stock will occur, is subject to market conditions and other factors. There can be no assurance that the Offering will price or close or that the Company will decide to redeem the Series B Preferred Stock and/or the Series C Preferred Stock, or, if it does, the amount to be redeemed and the timing of the redemption.

The Offering is described in the Company’s preliminary prospectus supplement dated July 27, 2021, which was filed with the Securities and Exchange Commission.

This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy the Preferred Shares or the Depositary Shares or a notice of redemption with respect to the Series B Preferred Stock or the Series C Preferred Stock.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The forward-looking statements, which address the pricing and closing of the Offering and the intended use of the net proceeds from the Offering to partially or fully redeem the Series B Preferred Stock and/or the Series C Preferred Stock contain words such as “expect,” “anticipate,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely” and similar expressions. Actual results may differ from those set forth in the forward-looking statements due to a variety of factors, including market conditions, demand for the Preferred Shares and market capacity, regulatory considerations and those contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 and the Company’s other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EXPRESS COMPANY (Registrant)

Date: July 27, 2021	By:	/s/ Kristina V. Fink
		Name:	Kristina V. Fink
		Title:	Deputy Corporate Secretary